                          AGREEMENT AND PLAN OF MERGER
                                     between
                              Invacare Corporation
                             Inva Acquisition Corp.
                                       And
                        Suburban Ostomy Supply Co., Inc.

                          Dated as of December 17, 1997

                                TABLE OF CONTENTS


ARTICLE I  THE OFFER..........................................................2

         1.1 The Offer........................................................2
         1.2 Action by The Company............................................3

ARTICLE II  THE MERGER........................................................6

         2.1. The Merger......................................................6
         2.2. Closing.........................................................6
         2.3. Effective Time of the Merger....................................6
         2.4. Effects of the Merger...........................................6
         2.5. Certificate of Incorporation; By-Laws...........................7
         2.6. Directors.......................................................7
         2.7. Officers........................................................7

ARTICLE III  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
     CORPORATIONS.............................................................7

         3.1. Effect on Capital Stock.........................................7
         3.2. Stock Plans.....................................................8
         3.3. Exchange of Certificates........................................9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................11

         4.1 Organization, Standing and Corporate Power......................11
         4.2 Subsidiaries....................................................11
         4.3 Capital Structure...............................................11
         4.4 Authority; Noncontravention.....................................13
         4.5 SEC Documents; Undisclosed Liabilities..........................14
         4.6 Information Supplied............................................14
         4.7 Absence of Certain Changes or Events............................15
         4.8 Litigation; Labor Matters; Compliance with Laws.................15
         4.9 Employee Benefit Plans..........................................16
         4.10 Taxes..........................................................18
         4.11 Environmental matters..........................................18
         4.12 Material Contracts.............................................20
         4.13 Brokers........................................................20
         4.14 Opinion of Financial Advisor...................................21
         4.15 Board Recommendation...........................................21
         4.16 Required Company Vote..........................................21
         4.17 State Takeover Statutes........................................21
         4.18 Intellectual Property..........................................21
         4.19 Related Party Transactions.....................................22
         4.20 Permits........................................................22
         4.21 Insurance Policies.............................................22
         4.22 Certain Business Practices.....................................23
         4.23 Suppliers and Customers........................................23
         4.24 Product Warranties.............................................23
         4.25 Sole Representations...........................................23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGERCO..............23

         5.1 Organization, Standing and Corporate Power......................23
         5.2 Subsidiaries....................................................24
         5.3 Capital Structure...............................................24
         5.4 Authority; Noncontravention.....................................24
         5.5 Brokers.........................................................25
         5.6 Financing.......................................................25
         5.7 Offer Documents and Schedule 14D-9..............................25
         5.8 Information Supplied............................................25
         5.9 Sole Representations............................................25

ARTICLE VI  COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER........26

         6.1 Conduct of Business of the Company..............................26
         6.2 Changes in Employment Arrangements..............................28
         6.3 Severance.......................................................28
         6.4 WARN 28

ARTICLE VII  ADDITIONAL AGREEMENTS...........................................28

         7.1. Preparation of Proxy Statement: Stockholder Meeting............28
         7.2. Access to Information, Confidentiality.........................29
         7.3. Reasonable Best Efforts........................................30
         7.4 Indemnification.................................................30
         7.5 Public Announcements............................................31
         7.6 No Solicitation.................................................31
         7.7 Resignation of Directors........................................33
         7.8 Employee Benefits...............................................33
         7.9 Notification of Certain  Matters................................34
         7.10 State Takeover Laws............................................34
         7.11 Indemnification Agreements.....................................34

ARTICLE VIII CONDITIONS PRECEDENT............................................35

         8.1 Conditions to Each Party's Obligation...........................35

ARTICLE XI  TERMINATION, AMENDMENT AND WAIVER................................35

         9.1 Termination.....................................................35
         9.2 Effect of Termination...........................................36
         9.3 Amendment.......................................................36
         9.4 Extension; Waiver...............................................36
         9.5 Procedure for Termination, Amendment, Extension or Waiver.......37

ARTICLE X GENERAL PROVISIONS.................................................37

         10.1 Nonsurvival of Representations and Warranties..................37
         10.2 Fees and Expenses..............................................37
         10.3 Notices........................................................38
         10.4 Definitions....................................................39
         10.5 Interpretation.................................................40
         10.6 Counterparts...................................................40
         10.7 Entire Agreement; No Third-Party Beneficiaries.................40
         10.8  Governing Law.................................................40
         10.9 Assignment.....................................................41
         10.10 Enforcement...................................................41

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is entered into as of this 17th day of December, 1997 by and between Invacare Corporation, an Ohio corporation (the "Buyer"), Inva Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Buyer ("MergerCo"), and Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company").

         WHEREAS, the respective Boards of Directors of the Company, the Buyer and MergerCo have determined that the merger of MergerCo with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be advisable and in the best interests of their respective companies and stockholders, and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.3) will be converted into the right to receive cash, other than (a) shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 10.4) of the Company and (b) Dissenting Shares (as defined in Section 3. l(d));

         WHEREAS, subject to the terms and conditions of this Agreement and in furtherance of the Merger, the Buyer will make, or will cause MergerCo to make, a tender offer (the "Offer") to acquire any and all shares of Company Common Stock;

         WHEREAS, the Merger and this Agreement require the vote of two-thirds in interest of the issued and outstanding shares of Company Common Stock for the approval thereof (the "Company Stockholder Approval");

         WHEREAS, simultaneously with the execution hereof, certain stockholders of the Company have executed and delivered to Buyer and MergerCo a Stockholders Agreement of even date herewith (the "Stockholders Agreement") pursuant to which such stockholders have agreed to tender their shares of Company Common Stock pursuant to the Offer and to vote for the Merger described herein, which Stockholders Agreement has been relied upon by Buyer and MergerCo in their decision to execute this Agreement; and

         WHEREAS, Buyer, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various terms of and conditions to the Offer and the Merger; and

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                    THE OFFER

         1.1......The Offer.

                  1.1.1  General.  Provided that this  Agreement  shall not have been terminated in accordance with Article IX, the Buyer shall commence, or shall cause MergerCo to commence, the Offer to acquire any and all shares of Company Common Stock for a cash price per share equal to the Merger Consideration (as defined in Section 3.1(c)), as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days after the initial public announcement of Offeror's intention to commence the Offer. For purposes of this Article I, the party which makes the Offer, whether the Buyer or MergerCo, shall be referred to as the "Offeror." Offeror may not accept any shares of Company Common Stock tendered for purchase in response to the Offer unless it accepts all such shares that are properly tendered in accordance with the terms thereof. Acceptance by Offeror of shares of Company Common Stock for payment pursuant to the Offer shall be irrevocable. The Offer shall be subject: (i) to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of shares of Company Common Stock which, together with the shares of Company Common Stock then owned by the Buyer, and MergerCo, represents at least two-thirds of the total number of outstanding shares of the Company Common Stock, assuming the exercise of all outstanding options, rights and convertible securities (if any) and the issuance of all shares of Company Common Stock that the Company is then obligated to issue (such total number of outstanding or issuable shares of Company Common Stock being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and (ii) to the other conditions set forth in Annex I attached hereto (collectively, the "Offer Conditions"). The Buyer and MergerCo expressly reserve the right to waive any of the conditions to the Offer, including but not limited to, the satisfaction of the Minimum Condition. The expiration date of the Offer shall be twenty (20) business days after commencement. Buyer and MergerCo agree that if all of the Offer Conditions are not satisfied on such initial expiration date of the Offer then, provided that the Offeror determines that all such Conditions are reasonably capable of being satisfied and subject to SEC rules with respect to extension of time periods, Offeror shall extend the Offer from time to time until such Conditions are satisfied or waived; provided, that Offeror shall not be required to extend the offer beyond January 31, 1998. Buyer and MergerCo agree that upon the initial expiration date of the Offer, as the same may be extended in accordance with the immediately preceding sentence, if the Offer Conditions have been satisfied, Offeror shall accept the shares of Company Common Stock properly tendered for purchase, subject to the right to extend the Offer not more than ten (10) business days in the aggregate if less than 90% of the Fully Diluted Shares have been properly tendered. Without the prior written consent of the Company, no change may be made by Offeror which reduces the maximum number of shares of Company Common Stock to be purchased in the Offer or which changes the form of consideration or makes any other change in the terms and conditions of the Offer, except as may be required pursuant to SEC rules with respect to extension of time periods, in any manner which is adverse to the holders of shares of Company Common Stock or which imposes conditions to the Offer in addition to those set forth above; provided, however, that if on a scheduled expiration date of the Offer (as it may be extended in accordance with the terms hereof), all conditions to the Offer shall not have been satisfied or waived, the Offer may be extended from time to time without the consent of the Company for such period of time as is reasonably expected to be necessary to satisfy the unsatisfied conditions and provided further that if, as of a scheduled expiration date all of the conditions to the Offer have been satisfied, but less than 90% of the Fully Diluted Shares have been properly tendered, Offeror may extend the Offer up to an aggregate of an additional ten
(10) business days. The Merger Consideration shall, subject to applicable withholding of taxes, be net to the seller in cash, payable upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer, Offeror shall pay, as promptly as practicable after expiration of the Offer, for all shares of Company Common Stock validly tendered and not withdrawn. At or prior to the expiration of the Offer, Offeror will take all steps necessary to provide its paying agent any funds necessary to make the payments contemplated by the Offer. Upon the execution of this Agreement, the Merger Consideration shall be the amount set forth in Section 3.1(c) payable without interest thereon, and such initial Merger Consideration shall be adjusted only in accordance with the following provisions. The Merger Consideration payable in connection with the Offer shall automatically be adjusted appropriately for any stock dividend, split or any conversion or reclassification in respect of the Company Common Stock occurring after the date hereof and prior to the date of consummation of the Offer, which shall occur only in accordance with the terms of this Agreement. MergerCo shall have the right to increase the Merger Consideration in effect hereunder at any time.

                  1.1.2 Securities Law Compliance. On the date of commencement of the Offer, Offeror shall file with the SEC a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Offeror and the Company agree to promptly correct any information provided by either of them for use in the Offer Documents which shall have become false or misleading, and Offeror further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of the Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Offeror agrees to provide the Company with a written copy of any comments it or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-1 promptly after receipt of such comments.

                  1.1.3 Termination of the Offer. Offeror shall not, without the prior written consent of the Company, (i) terminate the Offer (except in accordance with the terms of Annex I attached hereto), or (ii) extend the Expiration Date to a date later than March 31, 1998.

         1.2......Action by The Company.

                  1.2.1 Approval and Recommendation of the Board. The Company hereby approves of and consents to the making of the Offer and represents that
(a) the Board of Directors of the Company, at a meeting duly called and held on December 16, 1997, has unanimously (i) determined that the Merger and the Offer, taken together, are fair to, and in the best interests of, the Company and the holders of the Company Common Stock, (ii) advised, authorized and approved this Agreement and approved the Merger and the other transactions contemplated hereby (including but not limited to the Offer), (iii) recommended that the stockholders of the Company accept the Offer and authorize and approve this Agreement and the transactions contemplated hereby, and (iv) agreed to recommend that holders of Company Common Stock tender their shares of Company Common Stock pursuant to the Offer, and (b) Bear, Stearns & Co., Inc. has delivered to the Board an oral opinion on December 16, 1997, which will be confirmed promptly in writing, to the effect that, as of such date, the consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger, taken together, is fair to the holders of shares of Company Common Stock from a financial point of view. Subject to the provisions of Section 7.6 hereof and the other provisions of this Agreement, the Company hereby consents to the inclusion in the Offer Documents prepared in connection with the Offer of the recommendation of the Board of Directors of the Company described in the immediately preceding sentence.

                  1.2.2 Securities Law Compliance. On the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject to the provisions of Section
6.6 hereof and the other provisions of this Agreement, the recommendation of the Board of Directors of the Company described in Section 1.2.1 and shall mail the
Schedule 14D-9 to the stockholders of the Company. The Company and Offeror agree to correct promptly any information provided by any of them for use in the
Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of the Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Offeror with a written copy of any comments it or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9, promptly after receipt of such comments.

                  1.2.3 Stockholder Lists. In connection with the Offer and the Merger, the Company shall furnish Offeror with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, and of those persons becoming record holders subsequent to such date. The Company shall furnish Offeror with all such additional information (including, but not limited to, updated lists of holders of shares of Company Common Stock and their addresses, mailing labels and lists of security positions) and such other assistance as Offeror or its agents may reasonably request in communicating the Offer to the record and beneficial owners of shares of the Company Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Offeror shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated in accordance with Section 9, shall deliver to the Company all copies of such information then in its or any of its affiliate's possession.

                  1.2.4    Directors.

                  (a) Effective upon the acceptance for payment by Offeror of shares pursuant to the Offer such that Buyer or MergerCo shall own at least a majority of the Fully Diluted Shares, the Offeror shall be entitled to designate the number of Directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of shares of Company Common Stock owned by Offeror (including shares of Company Common Stock accepted for payment) bears to the total number of Shares of Company Common Stock outstanding, and the Company shall take all action necessary  to cause  Offeror's  designees  to be  elected  or  appointed  to the
Company's  Board of Directors,  including,  without  limitation,  increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such times, the Company will use its best efforts to cause individuals designated by Offeror to constitute the same percentage as such individuals represent on the Company's Board of Directors of (x) each committee of the Board (other than any committee of the Board established to take action under this Agreement), (y) each board of directors of each Subsidiary of the Company and (z) each committee of each such board. provided; however, that in the event that Offeror's designees are elected to the Board of Directors of the Company, until the Effective Time, such Board of Directors shall have at least two directors who are directors of the Company on the date of this Agreement and who are not officers of the Company or any of its subsidiaries (the "Independent Directors") and; provided further that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors of the Company on the date hereof shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its Subsidiaries, or officers or affiliates of Buyer or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, the affirmative vote of the majority of the Independent Directors shall be required to (i) amend or otherwise modify the Articles of Organization of the Company, (ii) approve any amendment, modification or waiver by the Company of any provisions of this Agreement or (iii) approve any other action by the Company that materially adversely affects the interests of the stockholders of the Company (other than Buyer or MergerCo) with respect to the transactions contemplated hereby, including without limitation, any actions which would constitute a breach by the Company of its representations, warranties or covenants contained herein.

                  (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Subject to applicable law, the Company shall promptly take all action requested by Offeror necessary to effect any such election, including mailing to its stockholders the information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Offeror shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Offeror's designees). In connection with the foregoing, the Company will promptly, at the option of Offeror, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Offeror's designees to be elected or appointed to, and to constitute a majority of the Company's Board of Directors as provided above.

                  Offeror will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   ARTICLE II

                                   THE MERGER

         2.1......The  Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law, MergerCo shall be merged with and into the Company at the Effective Time of the Merger (as hereafter defined). Upon the Effective Time of the Merger, the separate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name ["Suburban Ostomy Supply Co., Inc."].

         2.2......Closing.  Unless this Agreement shall have been terminated and the  transactions  herein  contemplated  shall have been  abandoned  pursuant to
Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, unless another date, time or place is agreed to in writing by the parties hereto.

         2.3......Effective Time of the Merger. On the Closing Date, the parties shall file a certificate or certificates of merger and other appropriate documents (the "Certificate of Merger") executed in accordance with the relevant provisions of the Massachusetts law and shall make all other filings or recordings required under the Massachusetts Business Corporation Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the Commonwealth at Massachusetts or at such other time as is specified in the Certificate of Merger and the Articles of Merger in accordance with the Massachusetts Corporation Business Law and as MergerCo and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

         2.4......Effects  of the  Merger.  The  Merger  shall  have the effects set  forth in the  Massachusetts Business Corporation Law.

         2.5......Certificate  of  Incorporation;  By-Laws.  (a) The Articles of
Organization of MergerCo, as in effect immediately prior to the Effective Time of the Merger, shall be amended to change the name of the Surviving Corporation to "Suburban Ostomy Supply Co., Inc.", and, as so amended, until thereafter further amended as provided therein and under the Massachusetts Business Corporation Law, it shall be the Articles of Organization of the Surviving Corporation following the Merger.

         (b)......The  By-laws of MergerCo as in effect at the Effective Time of the Merger shall be the By-laws of the Company following the Merger until thereafter changed or amended as provided therein or by applicable law.

         2.6......Directors.  The directors of MergerCo at the Effective Time of the Merger shall be the directors of the Company following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.7......Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Company following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE III

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

         3.1......Effect  on  Capital  Stock.  As of the  Effective  Time of the
Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of
MergerCo:

         (a)......Common  Stock  of  MergerCo  Each  share  of  common  stock of
MergerCo issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock, no par value per share, of the Company.

         (b)......Cancellation  of Treasury Stock.  Each share of Company Common
Stock that is owned by the Company or by any wholly owned subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (c)......Conversion  of  Company  Common  Stock.  Except  as  otherwise provided herein and subject to Section 3.3, each issued and outstanding share of Company Common Stock, other than shares owned by Buyer, MergerCo or any other direct or indirect subsidiary of Buyer (collectively, the "Excluded Shares"), and other than Dissenting Shares and treasury stock, shall be converted into the right to receive in cash from the Company following the Merger an amount equal to $11.75 (the "Merger Consideration"). Contextually, the term "Merger Consideration" shall mean the per share amount in reference to the consideration designated on a per share basis, and otherwise shall refer to the aggregate consideration represented by the per share amount multiplied by the total number of shares of Company Common Stock then outstanding.

         (d)......Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder who has the right to demand payment for and an appraisal of such shares in accordance with the Massachusetts Business Corporation Law Chapter 156B (or any successor provision) ("Dissenting Shares") shall not be converted into the right to receive Merger Consideration unless such holder fails to perfect or otherwise withdraws, forfeits or loses such holder's right to such payment or appraisal, if any. If, after the Effective Time of the Merger, such holder fails to perfect or withdraws, forfeits or loses any such right to appraisal, each share of such holder shall be treated as a share that had been converted as of the Effective Time of the Merger into the right to receive Merger Consideration in accordance with this Section 3.1. The Company shall give prompt notice to MergerCo of any demands received by the Company for appraisal of shares of Company Common Stock, and MergerCo shall have the right to participate in and, at MergerCo's reasonable discretion, to direct all communications, negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergerCo, make any payment with respect to, or settle or offer to settle, any such demands.

         (e)......Cancellation  and Retirement of Excluded Shares. Each Excluded
Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (f)......Cancellation and Retirement of Company Common Stock. As of the
Effective Time of the Merger, all shares of Company Common Stock (other than shares referred to in Section 3.1(b)) issued and outstanding immediately prior to the Effective Time of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration applicable thereto, upon surrender of such certificate in accordance with
Section 3.3.

         3.2......Stock   Plans;  Bank  Warrant.  (a)  As  soon  as  practicable
following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) cause written notification of the Merger to be given to each holder of a Company Stock Option (as defined below) by the Board of Directors as provided in the Stock Plans to the effect that each such holder of a Company Stock Option may exercise such Company Stock Option (whether or not such Company Stock Option was exercisable immediately before such notification was given) no later than thirty days from the date of such notification (the "Exercise Period"); and

                  (ii) adjust the terms of all outstanding employee stock options to purchase shares of Company Common Stock ("Company Stock Options") granted under the Company's 1995 Stock Option Plan (the "Stock Option Plan") to provide that, at the Effective Time of the Merger each Company Stock Option outstanding immediately prior to the Effective Time of the Merger shall vest as a consequence of the Merger and shall be canceled in exchange for a payment from the Company after the Merger (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of $11.75 over the exercise price per share of Company Common Stock subject to such Company Stock Option and applicable withholding taxes, payable in cash immediately following the Effective Time of the Merger;

                  (iii) cause the cancellation of the Bank Warrant (as defined below) by causing a "Redemption Event" (as defined in the Bank Warrant) to occur and taking such other steps as may be necessary in order to cause such cancellation, including making all payments required to be made in connection therewith;

                  (iv) except as provided herein or as otherwise agreed to by the parties, the Stock Option Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time of the Merger, and the Company shall ensure that following the Effective Time of the Merger no holder of a Company Stock Option nor any participant in any Stock Option Plan shall have any right thereunder to acquire equity securities of the Company following the Merger.

         (b)......The Company hereby represents and warrants that upon taking of the actions specified above, immediately following the Effective Time of the Merger, and after giving effect to the payments described in this Section 3.2, no holder of a Company Stock Option nor any participant in any Stock Option Plan nor the holder of any warrant to purchase Company Common Stock (including the Bank Warrant) shall have the right thereunder to acquire equity securities of the Company, or any other benefit, after the Merger.

         3.3......Exchange of Certificates.

         (a)......Exchange  Agent.  At or  prior  to the  Effective  Time of the
Merger, Buyer shall deposit or cause to be deposited with the Exchange Agent (who shall be appointed by the Company prior to the Closing and shall be reasonably acceptable to MergerCo), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III, the aggregate Merger Consideration. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor (or such other documents as may reasonably be required in connection with such surrender) in customary form to be agreed by MergerCo and the Company prior thereto.

         (b)......Exchange  Procedures.  (i)  After  the  Effective  Time of the
Merger, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to receive the amount of cash into which such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement.

 ..................(ii) After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of Certificates, and if Certificates are presented to the Company for transfer, they shall be canceled against delivery of cash. If cash is to be remitted to a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 3.3(b), each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration applicable thereto as contemplated by Section 3.1. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Company Common Stock.

 ..................(iii)  In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, or the provision of other reasonable assurances requested by Buyer, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         (c)......No  Further Ownership Rights in Company Common Stock Exchanged
For Cash. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares.

         (d)......Termination  of  Exchange  Fund.  Any  portion  of the  Merger
Consideration deposited with the Exchange Agent pursuant to this Section 3.3 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to the Company, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this
Article II shall thereafter look only to the Company and only as general creditors thereof for payment of their claim for cash, if any, to which such holders may be entitled.

         (e)......No  Liability.  None of Buyer,  MergerCo,  the  Company or the
Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to the later of (i) one year after the Effective Time of the Merger and (ii) immediately prior to such date on which any cash, if any, in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.4), any such cash, dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

         (f)......Investment  of Exchange  Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Buyer and MergerCo as follows:

         4.1......Organization,  Standing  and  Corporate  Power.  Each  of  the
Company  and  each of its  Subsidiaries  (as  defined  in  Section  4.2) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 10.4) with respect to the Company. Attached as Section 4.1 of the disclosure schedule ("Disclosure Schedule") delivered to MergerCo by the Company at the time of execution of this Agreement are complete and correct copies of the Restated Articles of Organization, as amended, and bylaws, as amended, of the Company. The Company has delivered to MergerCo complete and correct copies of the articles of organization and by-laws (or other comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

         4.2......Subsidiaries.  The only direct or indirect subsidiaries of the
Company are those listed in Section 4.2 of the Disclosure Schedule (the "Subsidiaries"). All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another wholly owned
Subsidiary of the Company or by the Company and another such wholly owned Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the ownership interests set forth in Section 4.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

         4.3......Capital Structure. The authorized capital stock of the Company consists of (i)  40,000,000  shares of Company Common Stock,  no par value,  and
(ii) 1,000,000 shares of preferred stock. Subject to any Permitted Changes (as defined in Section 6.1(d)) there are, as of the close of business on December 16, 1997: (i) 10,538,622 shares of Company Common Stock issued and outstanding;
(ii) no shares of Company  Common Stock are held in the treasury of the Company;
(iii) no shares of Company Common Stock are reserved for issuance upon exercise of authorized but unissued Company Stock Options pursuant to the Stock Option Plan including any increases pursuant to existing contractual obligations; (iv) 795,895 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options; and (v) 86,180 shares of Company Common Stock issuable upon exercise of an outstanding warrant (the "Bank Warrant"). Section 4.3 of the Disclosure Schedule sets forth the exercise price for the outstanding Company Stock Options and the Bank Warrant. Except as set forth above or in Section 3.3 of the Disclosure Schedule, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plan including any increases pursuant to existing contractual obligations and the Bank Warrant will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than as disclosed in the most recent balance sheet of the Company included in the SEC Documents (as defined below) or as set forth in Section 4.3 of the Disclosure Schedule, no indebtedness for borrowed money of the Company or its Subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries or restricts the ability of the Company or any of its Subsidiaries to grant any Liens on its properties or assets. Other than the Company Stock Options and other than as disclosed in Section 4.3 of the Disclosure Schedule, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. Section 4.3 of the Disclosure Schedule sets forth the record and, to the knowledge of the Company, beneficial ownership of, and voting power in respect of, the capital stock of the Company held by the Company's directors, officers and stockholders owning five percent (5%) or more of the Company's outstanding common stock. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

         4.4......Authority;  Noncontravention.  The Company  has the  requisite corporate and other power and authority to enter into this Agreement and, subject to the Company Stockholder Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby. The Offer, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors, which constitutes all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Except for the Company's credit facility and except as disclosed in Section 4.4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by the Offer and this Agreement and compliance with the provisions hereof will not, conflict with, or result in (a) any breach or violation of, or default (with or without notice or lapse of time, or both) under, or right of termination, cancellation, acceleration or "put", with respect to any obligation or (b) the loss of a benefit or other right or (c) the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under,
(i) the Restated Articles of Organization, as amended, or By-laws, as amended, of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (i), (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to the Company or would not prevent, hinder or materially delay the ability of the Company and/or MergerCo to consummate the transactions contemplated by this Agreement if not cured or waived by the Closing Date. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), or any other person under any material agreement, indenture or other instrument to which the Company or any Subsidiary is a party or to which any of its properties is subject, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (x) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Exchange Act as may be required in connection with the Offer and this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 4.4 of the Disclosure Schedule.

         4.5......SEC Documents; Undisclosed Liabilities. The Company has timely filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission ("SEC") since October 9, 1996

(collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as amended, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to MergerCo prior to the date of this Agreement), none of the SEC Documents filed by the Company since May 31, 1997 and prior to the date of this Agreement (the "Recent SEC Documents") contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since October 9, 1996 (the "SEC Financial Statements")
comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which, individually or in the aggregate is material). Except as provided for in the balance sheet contained in the most recent audited financial statements of the Company included in the Recent SEC Documents (the "Year End Balance Sheet") and except as disclosed in Section 4.5 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (x) liabilities incurred in the ordinary and usual course of business and consistent with past practice, (y) liabilities specifically incurred in connection with the transactions contemplated by this Agreement, and (z) other liabilities which will not exceed $2,000,000 in the aggregate, exclusive of obligations under
Section 10.2 hereof.

                  4.6 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to the information supplied by MergerCo or any affiliate of MergerCo in writing specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (except to the extent information contained therein is based upon information supplied solely by the Buyer or MergerCo). The Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         4.7......Absence  of Certain Changes or Events.  Except as disclosed in the Recent SEC Documents or on Section 4.7 of the Disclosure Schedule, since the date of the Year End Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any Material Adverse Change with respect to the Company; (ii) any condition, event or occurrence which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.1 without the prior consent of MergerCo; or (iv) any condition, event or occurrence which would reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         4.8......Litigation; Labor Matters; Compliance with Laws. (a) Except as disclosed in the Recent SEC Documents, there is (i) no suit, action or proceeding or investigation pending and, (ii) to the knowledge of the Company, no suit, action or proceeding or investigation threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which in the future could have, any such effect.

         (b)......Except as disclosed in Section 4.8 of the Disclosure Schedule,
(i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment;
(iii) there is no strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened; and (iv) the Company is not liable for any severance pay. or other payments to any employee or former employee, or any other person, arising from the termination of employment, or other change in the legal relationship with such person, under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor will the Company have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company or any of its Subsidiaries on or prior to the Effective Time of the Merger.

         (c)......The ownership of the assets of and the conduct of the business of the Company and each of its Subsidiaries have not been in violation of, and comply with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         4.9......Employee  Benefit Plans.  With respect to the employee benefit plans (as that phrase is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other benefit or compensation plan, program, or arrangement maintained for the benefit of any current or former employee, officer, or director of the Company or any ERISA Affiliate (as defined below) ("Benefit Plans"), except as set forth in Section
4.9 of the Disclosure Schedule:

     ..................  (i) none of the Benefit Plans is a "multiemployer plan"
within the meaning of ERISA nor has the Company ever maintained or contributed to such a Plan;

     ..................  (ii) none of the  Benefit  Plans  promises  or provides retiree medical or life insurance benefits to any person;

     ..................  (iii) none of the Benefit Plans or any other  agreement with any employee of the Company or its Subsidiaries provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

     ..................  (iv) each Benefit Plan  intended to be qualified  under section 401 (a) of the Internal Revenue Code of 1986, as amended ("Code") has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to result in the revocation of such determination letter;

     ..................  (v) each Benefit Plan has been operated in all respects in accordance with its terms and the requirements of all applicable law except where the failure to do so would not have a Material Adverse Effect and all premiums payable to the Pension Benefits Guarantee Corporation have been paid in full;

     ..................  (vi)  neither the Company nor any ERISA  Affiliate  has liability under Title IV of ERISA in connection with the termination of, or withdrawal from, any Benefit Plan; and

     ..................  (vii) the Company has provided to Buyer or MergerCo (x)
true and complete copies of all Benefit Plans, (y) the most recent annual actuarial valuation, if any, prepared for each Benefit Plan, and (z) the most recent annual report (Form 5500), if any, required under ERISA with respect to each Benefit Plan;

     ..................  (viii) no payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under I.R.C. ss.280G or ss.4999, respectively, nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person;

     .........  (ix) as of the  date  hereof,  subject  to the  requirements  of
Section 412 of the Code or Section 302 of ERISA, no Pension Plan has incurred an accumulated funding deficiency nor has any sponsor of such a Pension Plan obtained a funding waiver (as such terms are defined in such applicable sections and any regulations thereunder) with respect thereto;

     .........  (x) neither the Company nor any ERISA Affiliates has engaged in, and neither the Company nor any Affiliate knows of any other person who or which has engaged in, any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan, which could reasonably be expected to subject the Company or any Subsidiary or Buyer or MergerCo to any material liability;

     ......... (xi) no reportable event (as defined in ERISA and the regulations thereunder, but excluding any such event for which the thirty (30) day notice requirement has been waived) has occurred or is continuing with respect to any Benefit Plan;

     .........  (xii) there are no actions,  suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, any actions, suits or claims (other than routine claims for benefits) which can reasonably be expected to be asserted, against the Company with respect to any Benefit Plan or other plan or arrangement, or against any such Benefit Plan or other plan or the assets thereof;

     ..................  (xiii) the Company and each ERISA  Affiliate is, and at all relevant times, has been in material compliance with the provisions of COBRA (as defined below); and

     .........  (xiv) except as specifically  set forth herein,  the Company has not taken any action or made any statement, promise or representation to, or agreement with, any of its employees, officers or directors that after the Closing, Buyer will continue or establish any Benefit Plan or other plan or arrangement or provide any particular benefits or compensation to employees.

For purposes of this Agreement, "ERISA Affiliate" shall mean any corporation, trade or business which controls, is controlled by, or is under common control with, the Company within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(14) of ERISA and "COBRA" shall mean Part 6 of Subtitle B of Title I of ERISA and Section 4980B(f) of the Code.

         Schedule 4.9 of the Disclosure Schedule sets forth a complete and accurate list of all Benefit Plans currently in effect.

         4.10.....Taxes.  Except as disclosed in Section 4.10 of the  Disclosure
Schedule, the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it (except for certain Tax Returns, each of which is immaterial in amount and scope, involving aggregate liability for Taxes of no more than $100,000, which may not have been timely filed), has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any material Taxes that have not been Paid, whether or not shown as being due on any Tax Returns. Except as disclosed in Section 4.10 of the Disclosure Schedule, (i) no claim for unpaid Taxes has become a lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries; (ii) no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect and (iv) there is no tax sharing arrangement that will require any payment by the Company or any of its Subsidiaries after the date of this Agreement. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, back-up withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes. Except as set forth on Schedule 4.10, there are no written or, to its knowledge, oral proposed assessments of Taxes against the Company or any of its Subsidiaries or written or, to its knowledge, oral proposed adjustments to any Tax Return filed, pending against the Company or any of its Subsidiaries, or written or, to its knowledge, oral proposed adjustments to the manner in which any Tax of the Company or any of its Subsidiaries is determined.

         4.11.....Environmental  matters. Except as disclosed in Section 4.11 of the Disclosure Schedule, which disclosed items of non-compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company:

         (a)......The  Company and its Subsidiaries  hold and formerly held, and are, and have been, in material compliance with, all Environmental Permits, and the Company and its Subsidiaries are, and have been, otherwise in material compliance with all applicable Environmental Laws;

         (b)......None  of the  Company or its  Subsidiaries  has  received  any
Environmental Claim, and none of the Company or its Subsidiaries is aware, after diligent inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to a material Environmental Claim, against the Company or any of its Subsidiaries;

         (c)......There   are   no   (i)   underground   storage   tanks,   (ii)
polychlorinated biphenyls, (iii) asbestos or asbestos-containing materials, (iv) urea-formaldehyde insulation, (v) sumps, (vi) surface impoundments, (vii) landfills, (viii) sewers or septic systems or (ix) Hazardous Materials present at any facility currently or owned, leased, operated or otherwise used or, to the knowledge of the Company, formerly owned, leased, operated or otherwise used, by the Company or any of its Subsidiaries that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Laws which liability could reasonably be expected to have a Material Adverse Effect on the Company;

         (d)......No modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its Subsidiaries following such consummation;

         (e)......Hazardous  Materials  have  not been  generated,  transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or owned, leased or otherwise used or, to the knowledge of the Company, formerly owned, leased, operated or otherwise used, including without limitation for receipt of the Company's wastes, by the Company or any of its Subsidiaries, in violation of or in a manner or to a location that could give rise to liability under any Environmental Laws which liability could reasonably be expected to have Material Adverse Effect on the Company;

         (f)......The   Company   and  its   Subsidiaries   have  not   assumed,
contractually or by operation of law, any liabilities or obligations under any Environmental Laws except, in the case of those assumed by operation of law, those assumed which in and of themselves (and irrespective of any contribution or indemnification rights) could not reasonably be expected to have a Material Adverse Effect on the Company.

         (g)......For purposes of this Agreement, the following terms shall have the following meanings:

         "Environmental Claim" means any written or oral notice, claim, demand, action, complaint, proceeding, request for information or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws

         "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for the Company and its Subsidiaries and the operations of the Company's and its Subsidiaries', facilities and otherwise to conduct its business under Environmental Laws.

         "Environmental Laws" means all applicable domestic and foreign federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and
Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state and local laws.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to, or that could form the basis of liability under, any Environmental Law.

         4.12.....Material Contracts. The Company has provided or made available to  MergerCo  true and  complete  copies of all  written  contracts,  agreements
(including, but not limited to, distribution agreements and licensing agreements), commitments, arrangements, leases (including with respect to personal property), policies and other instruments to which it or any of its Subsidiaries is a party or by which it or any such Subsidiary is bound which is or was required to be filed as an exhibit to the SEC Documents ("Material Contracts"). Neither the Company nor any of its Subsidiaries is, or has received any notice or has any knowledge that any other party is, in breach or default in any respect under any such Material Contract, except for those breaches or defaults which would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect with respect to the Company; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material breach or default. Except as set forth on Section 4.12 of the Disclosure Schedule and subject to Section 4.23, all Material Contracts are valid and subsisting and in full force and effect in accordance with their terms, and the Company has duly performed its obligations thereunder in all material respects to the extent such obligations have occurred.

         4.13.....Brokers.  No broker,  investment banker,  financial advisor or other person, other than Bear, Stearns & Co., Inc., the fees and expenses of which will be paid by the Company (pursuant to a fee agreement, a copy of which has been provided to MergerCo), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The aggregate fees payable to Bear, Stearns & Co., Inc.
pursuant to such arrangement shall not exceed $1,600,000.

         4.14.....Opinion  of  Financial  Advisor.  The Company has received the opinion of Bear, Stearns & Co., Inc. dated the date hereof, to the effect that the consideration to be received in the Offer and the Merger by the Company's stockholders (other than as contemplated by Section 3. 1 (b)) is fair to the holders of Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to MergerCo.

         4.15.....Board  Recommendation.  The Board of Directors of the Company,
at a meeting duly called and held, has (a) determined that the Offer, this Agreement and the transactions contemplated hereby, taken together, are advisable and in the best interests of the Company and the stockholders of the Company, and (b) subject to the other provisions hereof, resolved to recommend that the holders of the shares of Company Common Stock approve the Offer, this Agreement and the transactions contemplated herein, including the Merger.

         4.16.....Required Company Vote. The Company Stockholder Approval, being the affirmative vote of two-thirds in interest of the shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

         4.17.....State  Takeover Statutes. No state takeover statute or similar statute or regulation of Massachusetts (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to the Company or any of its Subsidiaries, or to this Agreement, the Offer, the Merger, or any of the other transactions contemplated hereby, except any such statutes or regulations which are no longer applicable in any respect upon the execution of this Agreement. Neither the Company nor any of its Subsidiaries has any rights plan, preferred stock or similar arrangement which have any of the aforementioned consequences in respect of the transactions contemplated hereby.

         4.18.....Intellectual   Property.  All  patents,  patent  applications,
registered and unregistered copyrights, trade names, registered and unregistered trademarks and trademark applications, trade secrets, formulas, customer lists and other proprietary information of the Company or any of its Subsidiaries ("Intellectual Property") are owned by or licensed to the Company or any of its Subsidiaries, free and clear of all Liens. All of the Company's and its Subsidiaries' Intellectual Property consisting of patents and trademarks have been duly registered in, filed in or issued by the United States Patent Office or the corresponding offices of other countries wherein use of such patent or trademark is made, and have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and each such country, except where the failure to be so registered, filed, issued or maintained would not have a Material Adverse Effect on the Company. Except as set forth in Section 4.18 of the Disclosure Schedule, use of the Intellectual Property by the Company and its Subsidiaries does not require the consent of any other person and the same are freely transferable (except as otherwise provided by law). Except as set forth in Section 4.18 of the Disclosure Schedule, (a) no other person has an interest in or right or license to use, or the right to license any other person to use, any of the Intellectual Property, (b) there are no claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the Company's or its Subsidiaries' rights in respect thereof and (c) none of the Intellectual Property is being infringed by another person or is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation.

         4.19.....Related  Party  Transactions.  Except as set forth in  Section
4.19 of the Disclosure Schedule hereto, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries, or
(3) participating in any transaction to which the Company or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

         Section 4.20 Permits. The Company and its Subsidiaries have all Permits, except for those Permits the failure to have would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole ("Material Permits"). Schedule 4.20 of the Disclosure Schedule contains a complete list of the Material Permits, indicating which of such Material Permits require the consent or approval of any third party as a result of the transactions contemplated by this Agreement, exclusive of any environmental Permits and Permits with respect to state or local sales, use or other Taxes. All of the Permits are in full force and effect. No outstanding written notice or, to the knowledge of the Company, oral notice of cancellation or termination has been delivered to the Company or any subsidiary in connection with any such Permit nor has any such cancellation or termination been threatened. No application, action or proceeding for the modification of any such Permits is pending or, to the knowledge of the Company, threatened that may result in the revocation of such Permit.

         Section  4.21  Insurance  Policies.  Schedule  4.21  of the  Disclosure
Schedule contains a list of all insurance policies of the Company and its Subsidiaries and each such policy is in full force and effect. All premiums with respect to the insurance policies listed on Schedule 4.21 which are due and payable prior to the Effective Time have been paid or will be paid prior to the Effective Time, and no written notice of cancellation or termination has been received by the Company with respect to any such policy. To the Company's knowledge, there are no pending claims against such insurance by the Company or any Subsidiary as to which the insurers have denied coverage or otherwise reserved rights. To the Company's knowledge, neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations during the past five years.

         Section 4.22 Certain Business Practices. Neither the Company, any of its Subsidiaries, nor to the Company's knowledge (after inquiry from the Company) any directors, officers, agents or employees of the Company or any of its Subsidiaries (i) has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) has made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iii) has made any other payment prohibited by applicable Law; or (iv) in the case of the Company, any of its Subsidiaries or any of its officers or key employees, is a party to or bound by any noncompetition or similar agreement or obligation with any third party, which restricts its or his or her business practices.

         Section 4.23 Suppliers and Customers. As of the date hereof, and except as set forth in Section 4.23 of the Disclosure Schedule, the Company has received no written notice from or, to its knowledge, any oral notice from any significant supplier to or customer of the Company's business of such supplier's or customer's intention to materially and adversely alter its existing business relationship with the Company; provided, however, that subject to the Company's obligations under Sections 6.1 and 7.3, no representation or warranty is made hereunder (or under Section 4.12) with respect to any changes after the date hereof in the relationship between the Company and any customer or supplier, so long as any such change is not attributable to or does not arise from a breach by the Company of any of its representations, warranties or covenants contained in this Agreement.

         Section  4.24  Product  Warranties.  Section  4.24  of  the  Disclosure
Schedule sets forth complete and accurate copies of the written, and descriptions of all oral, product warranties and guaranties by the Company or any of its Subsidiaries currently in effect. None of the salesmen, employees, distributors or agents of the Company or any of its Subsidiaries is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties and, to the knowledge of the Company, there have not been any material deviations from such warranties and guaranties.

         Section 4.25 Sole Representations. The representations and warranties contained in this Agreement are the sole representations and warranties which the Company is making in connection with the transactions contemplated herein.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGERCO

         Each of Buyer and MergerCo hereby, jointly and severally, represents and warrants to the Company as follows:

         5.1......Organization, Standing and Corporate Power. Buyer and MergerCo
are corporations duly organized, validly incorporated and in good standing in the States of Ohio and Massachusetts, respectively, and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of Buyer and MergerCo is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Each of Buyer and MergerCo has delivered to the Company complete and correct copies of its certificate of incorporation (or other organizational documents) and by-laws.

         5.2......Subsidiaries. MergerCo has no direct or indirect subsidiaries.

         5.3......Capital  Structure.  The authorized  capital stock of MergerCo consists of 200,000 shares of common stock, without par value, all of which have been validly issued, are fully paid and nonassessable.

         5.4......Authority;  Noncontravention.  Each of Buyer and  MergerCo has
all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Buyer and MergerCo and the consummation by each of Buyer and MergerCo of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer and MergerCo. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Buyer and MergerCo, enforceable against each of them in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general principles of equity. Except as disclosed on Section 5.4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in (a) any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration or "put" with respect to any obligation or (b) the loss of a benefit, or other right or the creation of any Lien upon any of the properties or assets of either Buyer or MergerCo under, (i) the certificate of incorporation or by-laws of either Buyer or MergerCo, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to either Buyer or MergerCo or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to either Buyer or MergerCo or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to either Buyer or either Buyer or MergerCo or could not prevent, hinder or materially delay the ability of MergerCo to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other person under any agreement, indenture or other instrument to which Buyer or MergerCo is a party or to which any of its properties is subject, is required by or with respect to either Buyer or MergerCo in connection with the execution and delivery of this Agreement by either Buyer or MergerCo or the consummation by Buyer and MergerCo of any of the transactions contemplated by this Agreement, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Offer Documents and the Proxy Statement and (z) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

         5.5......Brokers.  No broker,  investment banker,  financial advisor or other person, other than Wheat First Butcher & Singer, a division of Wheat, First Securities, Inc., the fees and expenses of which will be paid by Buyer or MergerCo, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or an behalf of MergerCo to its affiliates.

         5.6......Financing.  As of  the  date  of  this  Agreement,  Buyer  and
MergerCo have, and at all times through the expiration of the Offer and the Effective Time, Buyer and MergerCo will have available all the funds necessary for the acquisition of all Shares pursuant to the Offer and to perform their respective obligations under this Agreement, including without limitation payment in full for all shares of Company Common Stock validly tendered into the Offer or outstanding at the Effective Time, the payment of all amounts payable under Section 3.2, and the payment of all fees and expenses payable by Buyer and Merger Co.

         5.7......Offer  Documents and Schedule 14D-9.  The Offer Documents will not, at the time the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (except to the extent information contained therein is based upon information supplied solely by the Company). The Offer Documents shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         5.8......Information  Supplied.  None of the information supplied or to be supplied by MergerCo or its affiliates in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          5.9......Sole  Representations. The representations  and warranties contained in this Agreement are the sole representations and warranties which Buyer or MergerCo are making in connection with the transactions contemplated herein.


                                   ARTICLE VI

            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER
         6.1......Conduct  of  Business of the  Company.  Except as set forth in
Section 6.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of MergerCo:

         (a)......declare,  set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent in accordance with applicable law;

         (b)......split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (c)......purchase,  redeem or  otherwise  acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of Company Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options outstanding on the date of this Agreement;

         (d)......authorize  for  issuance,  issue,  deliver,  sell,  pledge  or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) (other than an increase in the number of shares subject to the Stock Option Plan pursuant to existing contractual obligations and the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms (such issuances, together with the acquisitions of shares of Company Common Stock permitted under clause (c) above, being referred to herein as "Permitted Changes"));

         (e)......in  the case of the Company,  amend its articles of organization, by-laws or other comparable charter or organizational documents;

         (f)......acquire  or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof material to the Company;

         (g)......other  than as  specifically  permitted  by Section 6.1 of the
Disclosure Schedule, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $1.0 million individually and $3.0 million in the aggregate, except sales of inventory, in the ordinary course of business consistent with past practice;

         (h)......incur  any  indebtedness  for borrowed  money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and for lease obligations, in each case incurred in the ordinary course of business consistent with past practice;

         (i)......make  any  loans,  advances  or capital  contributions  to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company and other than loans to employees in the ordinary course of business not to exceed $1,000 in any one case or $25,000 in the aggregate;

         (j)......pay,  discharge  or satisfy  any claims  (including  claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, (a) of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (b) claims settled or compromised to the extent permitted by Section 6. 1 (n), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, Permit, contract or other document, other than in the ordinary course of business consistent with past practice;

         (k)......adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (1)......enter into any new collective bargaining agreement;

         (m)......change any material accounting principle used by it;

         (n)......settle or compromise any litigation  (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise is not material to the Company; or

         (o)......authorize any of, or commit or agree to take any of, the foregoing actions.

         6.2......Changes  in  Employment  Arrangements.  Except as set forth in
Section 6.2 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Company Plan) for the benefit or welfare of any employee, director or former director or employee, other than increases for individuals other than officers and directors) in the ordinary course of business consistent with. past practice or increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement.

         6.3......Severance.  Neither the  Company  nor any of its  Subsidiaries
shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

         6.4......WARN.  Neither the Company nor any of its  Subsidiaries  shall effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 or similar state law ("WARN") affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without the prior written consent of MergerCo or its affiliates in advance and without complying with the notice requirements and other provisions of WARN.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1......Preparation of Proxy Statement: Stockholder Meeting.

         (a)......As  promptly as  practicable  after  Buyer or  MergerCo  first purchases Shares pursuant to the Offer, and if required by applicable law, the Company shall prepare the Proxy Statement. The Company will use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after clearance thereof with the SEC. If, at any time prior to the Stockholders Meeting, any event, with respect to the Company, its Subsidiaries, directors, officers, and/or the Merger or the other transactions contemplated hereby, shall occur, which is required to be described in the Proxy Statement, the Company shall so describe such event and, to the extent required by applicable law, shall cause it to be disseminated to the Company's stockholders.

         (b)......The   Company  will   immediately   notify  MergerCo  and  its
affiliates of (i) the receipt of any comments from the SEC regarding the Proxy Statement and (ii) the approval of the Proxy Statement by the SEC. MergerCo shall be given a reasonable opportunity to review and comment on all filings with the SEC and all mailings to the Company's stockholders in connection with the Merger prior to the filing or mailing thereof, and the Company shall use its best efforts to reflect all such reasonable comments.

         (c)......The  Company  will, as promptly as  practicable  following the expiration of the Offer and in consultation with MergerCo, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters and seek to obtain all votes and approvals thereof by the stockholders, as set forth in Section 4.15; provided, however; that the obligations contained herein shall be subject to the provisions of Section 7.6 of this Agreement. Subject to the foregoing, such recommendation, together with a copy of the opinion referred to in Section 4.14 shall be included in the Proxy Statement. The Company will use its best efforts to hold such meetings as soon as practicable after the date hereof. Notwithstanding the foregoing, if MergerCo shall acquire at least 90% of the outstanding Company Common Stock pursuant to the Offer, MergerCo may, in its sole discretion, and in lieu of completing the Merger in accordance with this Agreement, cause the Company to be merged into Merger Co without a Stockholders Meeting and in accordance with the Massachusetts Business Corporation Law; provided, however, that in such event, the rights of stockholders of the Company under this Agreement (including, without limitation, the right to receive the Merger Consideration) shall not be adversely affected thereby (other than the right to receive the Proxy Statement, attend the Stockholders Meeting and vote on the Merger, which shall no longer be applicable).

         (d)......The  Company  will  cause  its  transfer  agent to make  stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

         7.2......Access to Information, Confidentiality.

         The Company shall, and shall cause its Subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to MergerCo and its representatives and to potential financing sources reasonable access during normal business hours, in a manner initially coordinated with Bear, Stearns & Co., Inc. and/or the chief executive officer, president or chief financial officer of the Company, and thereafter coordinated with those persons designated by the chief executive officer, during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records (including, without limitation, to the extent available, the work papers of the Company's independent public accountants) and, during such period, the Company shall, and shall cause its Subsidiaries, officers, employees and representatives to, furnish promptly to MergerCo (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as MergerCo may from time to time reasonably request. Except as required by law, each of the Company and MergerCo will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with that certain Confidentiality Agreement, dated September 5, 1997, by and between Bear, Stearns & Co., Inc., on behalf of the Company and Buyer, the other terms of which Confidentiality Agreement are hereby terminated.

         7.3......Reasonable Best Efforts.

         (a)......Upon the terms and subject to the conditions set forth in this
Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement. The Buyer, MergerCo and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, Permits or authorizations are required to be obtained (or, which if not obtained, would result in a breach or violation, or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Offer, the Merger and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of its Subsidiaries shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of its Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of its Subsidiaries, without MergerCo's prior written consent.

         (b)......The  Company  shall make,  subject to the  condition  that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any governmental entity, including the HSR Act, in connection with the transactions contemplated by this Agreement; provided that no such divestiture or undertaking shall be made unless acceptable to MergerCo.

         (c)......Each  of the parties  agrees to  cooperate  with each other in taking, or causing to be taken, all actions necessary to delist Company Common Stock from The NASDAQ National Stock Market ("NASDAQ"), provided that such delisting shall not be effective until after the Effective Time of the Merger. The parties also acknowledge that it is MergerCo's intent that Company Common Stock following the Offer and the Merger will not be quoted on NASDAQ or listed on any national securities exchange.

         7.4......Indemnification. For six years after the Effective Time of the
Merger, the Company and the Buyer shall indemnify all present and former directors or officers of the Company and its Subsidiaries ("Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, at or after the Effective Time of the Merger, to the fullest extent as would have been permitted in their respective articles of organization or by-laws consistent with applicable law, to the extent such Costs have not been paid for by insurance and shall, in connection with defending against any action for which indemnification is available hereunder, reimburse such officers and directors, from time to time upon receipt of sufficient supporting documentation, for any reasonable costs and expenses reasonably incurred by such officers and directors; provided that such reimbursement shall be conditioned upon such officer's or director's agreement promptly to return such amounts to the Company if a court of competent jurisdiction shall ultimately determine that indemnification of such officer or director is prohibited by applicable law. The Company will maintain for a period of not less than six years from the Effective Time of the Merger, the Company's current directors' and officers, insurance and indemnification policy (or a policy providing substantially similar coverage) to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement; provided that the Company shall not be required to spend as an annual premium for such D&O Insurance an amount in excess of 150% of the annual premium paid for directors' and officers' insurance in effect prior to the date of this Agreement; and provided further that the Company shall nevertheless be obligated to provide such coverage as may be obtained for such amount. The provisions of this Section are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.5......Public  Announcements.  Neither  MergerCo or the Buyer, on the
one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ. In addition to the foregoing, MergerCo and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

         7.6......No  Solicitation.  From and  after the date  hereof  until the termination of this Agreement neither the Company or any of its Subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) will directly or indirectly initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Company from, prior to the acceptance for payment of Company Common Stock pursuant to the Offer (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal, to acquire the Company and/or its Subsidiaries pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction and in respect of which such person or entity has the necessary funds or commitments therefor if, and only to the extent that: (A) the Board of Directors of the Company, after consultation with their financial advisors and after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel) determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law and (B) prior to taking such action the Company receives from such person or entity an executed confidentiality agreement containing terms and provisions substantially similar to those contained in the Confidentiality Agreement described in Section 7.2, (ii) failing to make or withdrawing or modifying its recommendation referred to in Section 4.15 if there exists a Transaction Proposal and the Board of Directors of the Company, after consultation with their financial advisors and after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law in connection with such Transaction Proposal or (iii) making to the Company's stockholders any recommendation and related filing with the SEC as required by Rule 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer, or taking any other legally required action with respect to such tender offer (including, without limitation, the making of public disclosures as may be necessary or reasonably advisable under applicable securities laws) if the Board of Directors of the Company, after consultation with their financial advisors and after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law; and provided further, however, that, in the event of an exercise of the Company's or it's Board of Director's (or the Special Committee's) rights under clauses (i), (ii) or (iii) above and subject to compliance with the next three sentences hereof, notwithstanding anything contained in this Agreement to the contrary, such exercise of rights shall not constitute a breach of this Agreement by the Company. The Company shall promptly advise MergerCo orally and in writing of any request for nonpublic information from, or discussions or negotiations with, any person or entity or of any Transaction Proposal known to it, the material terms and conditions of such request or Transaction Proposal and the identity of the person or entity making such request or Transaction Proposal. The Company will promptly inform MergerCo of any material change in the details (including amendments or proposed amendments) of any such request for nonpublic information, the contents of any discussions or negotiations or any material change in such Transaction Proposal. Neither the Board of Directors of the Company nor any committee thereof shall take any action pursuant to clauses (ii) or (iii) above until a time that is after the later of (x) the fourth business day following MergerCo's receipt of written notice advising MergerCo that the Board of Directors of the Company has received a Transaction Proposal, specifying the material terms of such Transaction Proposal and identifying the person making such Transaction Proposal and (y) in the event of any amendment to the price or any material term of a Transaction Proposal, two business days following MergerCo's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood that each such further amendment to the price or any material terms of a Transaction Proposal shall necessitate an additional written notice to MergerCo and an additional two business day period prior to which the Company can take any action set forth in clauses (ii) or (iii) above). For purposes of this Agreement, "Transaction Proposal" shall mean any of the following (other than the transactions between the Company and MergerCo contemplated by the Offer and this Agreement) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13 (d) of the Securities Exchange Act of 1934), other than a person, group or entity which has signed the Stockholders Agreement, of 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         7.7......Resignation  of Directors.  Prior to the Effective Time of the
Merger, the Company shall deliver to MergerCo evidence satisfactory to MergerCo of the resignation of all directors of the Company, effective at the Effective Time of the Merger.

         7.8......Employee  Benefits.  Except as contemplated by this Agreement,
Buyer agrees that, for a period of twelve (12) months following the Effective Time, the Surviving Corporation shall maintain employee benefits plans and arrangements (directly or in conjunction with Buyer) which, in the aggregate, will provide a level of benefits to continuing employees of the Company and its Subsidiaries substantially comparable in the aggregate to those provided under the Benefit Plans set forth on Schedule 4.9 of the Disclosure Schedule ("Disclosed Benefits") as in effect immediately prior to the Effective Time (other than discretionary benefits); provided, however, that Buyer may cause modifications to be made to such Benefit Plans and arrangements to the extent necessary to comply with applicable Law or to reflect widespread adjustments in benefits (or costs thereof) provided to employees under compensation and benefit plans of Buyer and its subsidiaries, and no specific compensation and Benefit Plans need be provided. For purposes of determining eligibility and vesting with respect to all Disclosed Benefits (except with respect to any defined benefit plans), Buyer shall use the employee's hire date with the Company or such other date as has been previously determined by the Company for credit for prior employment with any ERISA Affiliate of the Company. Benefit Plans which provide medical, dental, or life insurance benefits after the Effective Time to any individual who is an active or former employee of the Company or any of its Subsidiaries as of the Effective Time or a dependent of such an employee shall, with respect to such individuals, waive any waiting periods, any pre-existing conditions, and any actively-at-work exclusions to the extent so waived under present policy and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible, coinsurance, and maximum out-of-pocket provisions to the extent taken into account under present policy. Nothing in this Section 7.8 shall prohibit the Company from terminating the employment of any employee at any time with or without cause (subject to, and in accordance with the terms of any existing employment agreements), or shall be construed or applied to restrict the ability of the Buyer or Surviving Corporation and its Subsidiaries to establish such types and levels of compensation and benefits as they determine to be appropriate. Buyer agrees to cause the Surviving Corporation (or the applicable Subsidiary employer) to honor the existing employment agreements that are set forth on Schedule 7.8 of the Disclosure Schedule.

         7.9......Notification of Certain Matters. The Company shall give prompt notice to Buyer and MergerCo and Buyer and MergerCo shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which does or would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of the Company on the one hand, or Buyer or MergerCo on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.10.....State  Takeover  Laws.  If any "fair price" or "control  share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, including the Offer or the Merger, the Company and Buyer, and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

         7.11.....Indemnification  Agreements.  Prior to the  expiration  of the
Offer, the Company shall obtain the termination of all rights under certain Indemnification Agreements (each, an "Indemnification Agreement") between the Company and each of the Company's management listed on Section 7.11 of the Disclosure Schedule (the "Indemnified Persons"), in form and substance reasonably satisfactory to Buyer and its counsel. This covenant shall not impact the obligations set forth in Section 7.4 hereof.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1......Conditions   to  Each  Party's   Obligation.   The  respective
obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a)......Company  Stockholder  Approval.  The Company  Stockholder
Approval  shall have been  obtained if required by applicable law.

         (b)......HSR Act. The waiting  period (and any extension  thereof)
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (c)......No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing or prohibiting the acceptance for payment of, or payment for, shares of Common Stock pursuant to the Offer, or the consummation of the Merger; provided, however, that the parties hereto shall, subject to the last sentence of Section
7.3 (a) hereof, use their best efforts to have any such injunction, order, restraint or prohibition vacated.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         9.1......Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

         (a)......by mutual written consent of MergerCo and the Company; or

         (b)......by  either MergerCo or the Company if any Governmental  Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting or if there shall be in effect any other legal restraint or prohibition preventing or prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

         (c)......by  the Company if Offeror  shall not have (i)  commenced  the
Offer within five (5) business days after the initial public announcement of Buyer's intention to commence the Offer, or (ii) accepted for payment any shares of Company Common Stock pursuant to the Offer prior to March 31, 1998 (other than due to the failure of the Company to perform its obligations under this Agreement); or

         (d)......by  the  Company  upon  its  execution,  prior to  Buyer's  or
MergerCo's purchase of shares of Company Common Stock pursuant to the Offer, of a binding agreement with a third party with respect to a Transaction Proposal, provided that it has complied with all provisions of this Agreement, including the notice provisions herein, and that it pays the Termination Fee as provided by and defined in Section 10.2;

         (e)......by  MergerCo  in the event of a material  breach or failure to perform in any material respect by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within 20 days after the giving of written notice to the Company; or

         (f)......by the Company in the event of a material breach or failure to perform in any material respect by MergerCo or Buyer of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within 20 days after the giving of written notice to MergerCo or Buyer.

         (g)......by  MergerCo,  if Offeror  terminates  the Offer in accordance with the terms of Annex I.

         9.2......Effect  of  Termination.  In the event of  termination of this
Agreement by either the Company or MergerCo as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MergerCo or the Company, other than the provisions of Section 4.13, Section 5.5, the last sentence of Section 7.2, this Section 9.2, Section 10.2 and Section 10.7. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

         9.3......Amendment. This Agreement way be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         9.4......Extension;  Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 9.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         9.5......Procedure for Termination,  Amendment,  Extension or Waiver. A
termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.3 or an extension or waiver pursuant to Section
9.4 shall, in order to be effective, require in the case of MergerCo or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1.....Nonsurvival  of  Representations  and Warranties.  None of the
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger and all such representations and warranties will be extinguished on consummation of the Merger and none of the Company, Buyer and MergerCo, nor any officer, director or employee or shareholder thereof shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

         10.2.....Fees and Expenses.

         (a)......In  addition  to any other  amounts  which may be  payable  or become payable pursuant to any other paragraph of this Section 10.2, the Company shall, simultaneously with the termination of this Agreement in any of the circumstances described in Section 10.2(b), reimburse MergerCo for all out-of-pocket expenses and fees, in an aggregate amount not to exceed $1.5 million (including, without limitation, fees payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to MergerCo and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, and the financing thereof.

         (b)......If  any Person (other than MergerCo or any of its  affiliates)
shall have made, proposed, communicated or disclosed a Transaction Proposal in a manner which is or otherwise becomes public and this Agreement is terminated pursuant to any of the following provisions:

                           (i) by the  Company  pursuant  to  Section  9.1(c) if
                  Offeror's failure to accept for payment shares of Company Common Stock results from the failure of the Minimum Condition to be satisfied or the occurrence of any of the events set forth in subparagraph (c), other than a breach of the representations in clauses (i) and (ii) of Section 4.7, or subparagraphs (d) or (e) of Annex I;

                           (ii)     by the Company pursuant to Section 9.1 (d);

                           (iii) by  MergerCo  pursuant  to  Section  9.1 (e) ),
                  other than a breach of the  representations in clauses (i) and
                  (ii) of Section 4.7, or

                           (iv) by MergerCo pursuant to Section 9.1(g) if Offeror has terminated the Offer as a result of the failure of the Minimum Condition to be satisfied or the occurrence of any of the events set forth in subparagraphs (c), other than a breach of the representations in clauses (i) and (ii) of
                  Section 4.7, or subparagraphs (d) or (e) of Annex I.

then the Company shall, simultaneously with such termination of this Agreement, pay MergerCo a fee of 4.25% of the aggregate Merger Consideration in cash, which amount shall be payable in same day funds. No termination of this Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 10.2(b) shall be effective until such fee is paid. Only one fee in the aggregate of 4.25% of the aggregate Merger Consideration shall be payable pursuant to this
Section 10.2(b). No amount payable pursuant to any of the other provisions of this Section 10.2 shall reduce the amount of the fee payable pursuant to this paragraph (b).

         (c)......Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses,, except that the Company shall pay all costs and expenses (i) in connection with printing and mailing the Proxy Statement, as well as all SEC filing fees relating to the transactions contemplated herein and (ii) of obtaining any consents of any third party.

         10.3.....Notices.  All  notices,  requests,  claims,  demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)......if to MergerCo or Buyer, to

         .........Invacare Corporation
         .........One Invacare Way
         .........Elyria, Ohio  44035
         .........Attention:  Thomas R. Miklich
         .........Chief Financial Officer, Secretary and Treasurer

          .........with a copy to:

 ..................Calfee, Halter & Griswold LLP
 ..................1400 McDonald Investment Center
 ..................800 Superior Avenue
 ..................Cleveland, Ohio  44114

 ..................Attn:    Dale C. LaPorte, Esq.


         (b)......if to the Company, to

 ..................Suburban Ostomy Supply Co., Inc.
 ..................75 October Hill Road
 ..................Holliston, Massachusetts 01746

 ..................Attn: Herbert P. Gray, Chairman of the Board

 ..................with copies to:

 ..................Hutchins, Wheeler & Dittmar
 ..................A Professional Corporation
 ..................101 Federal Street
 ..................Boston, MA 021 10
 ..................Attn:    James Westra, Esq.

         10.4.....Definitions.  For purposes of this Agreement:

         (a)......an  "affiliate"  of  any  person  means  another  person  that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b)......a "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under Section 14(d)(5) or Section 14(d)(6) of the Exchange Act or under Regulation 14D or Regulation 14E, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter;

         (c)......"knowledge",  with  respect  to the  Company  means the actual knowledge of the following officers and employees (as well as any of their successors) of the Company and its Subsidiaries: Herbert P. Gray, Donald
Benovitz, Stephen Aschettino, Patrick Bohan and John Manos and, without duplication, the employees in charge of environmental, tax, labor, employee benefits and real estate matters or any of the foregoing, in each case after reasonable investigation and inquiry.

         (d)......"Material  Adverse Change" or "Material Adverse Effect" means, when used in  connection  with the  Company,  any change or effect  that  either individually or in the aggregate with all other such changes or effects is materially adverse to the business, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole and the terms "material" and "materially" shall have correlative meanings; provided, however, that no Material Adverse Change or Material Adverse Effect shall be deemed to have occurred as a result solely of any one or more of: (i) those matters described in a separate writing dated the date of this Agreement and specifically referencing this Section delivered by the Company to the Buyer,
(ii) general economic conditions affecting generally the industry in which the Company competes and general market conditions in the United States, or (iii) changes after the date hereof in the relationship between the Company and any customer or supplier, so long as any such change is not attributable to or does not arise from a breach by the Company of any of its representations, warranties or covenants contained in this Agreement.

         (e)......"person" means an  individual,  corporation,  partnership, joint venture, association, trust, unincorporated organization or other entity; and

         (f)......a  "subsidiary" of any person means another person,  an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors (or other governing body) or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person.

         10.5.....Interpretation.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words -without limitation".

         10.6.....Counterparts.  This  Agreement  may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.7.....Entire Agreement; No Third-Party Beneficiaries. This Agreement
and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Sections 7.4 and 10.2, is not intended to confer upon any Person other than the parties any rights or remedies.

         10.8.....GOVERNING  LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         10.9.....Assignment.  Neither  this  Agreement  nor any of the  rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that Buyer or MergerCo may, without the Company's prior written consent, assign its rights under this Agreement to any financial institution that requires such assignment in connection with such financial institution's agreement to provide financing to either Buyer or MergerCo Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         10.10....Enforcement.  The parties agree that irreparable  damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Buyer, MergerCo and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                                INVA ACQUISITION CORP.


                                       By:     /S/ INVA ACQUISITION CORP.
                                       -----------------------------------
                                      Name:
                                     Title:


                                                SUBURBAN OSTOMY SUPPLY CO., INC.


                                    By:     /S/ SUBURBAN OSTOMY SUPPLY CO., INC.
                                    -------------------------------------------
                                   Name:
                                   Title:

                                                INVACARE CORPORATION


                                       By:     /S/ INVACARE CORPORATION
                                       ----------------------------------
                                      Name:
                                     Title:

                                                                         Annex I

                            CONDITIONS OF THE OFFER


                 Not withstanding any other provision of the Offer or this Agreement, and subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) relating to MergerCo's obligation to pay for or return tendered shares after termination of the Offer, MergerCo shall not be required to accept for payment or pay for any shares of Company Common Stock tendered pursuant to the Offer and may terminate the Offer at any time after January 31, 1998, if (i) less than two-thirds of the Fully Diluted Shares of Company Common Stock has been tendered pursuant to the Offer by the expiration of the Offer and not withdrawn (the "Minimum Condition"); (ii) any applicable waiting period under the HSR Act has not expired or terminated; or (iii) at any time after the date of this Agreement, and before acceptance for payment of any shares of Company Common Stock, any of the following events shall occur and be continuing:

                           (a)  there  shall be  instituted  or  pending  by any
                  Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Buyer or MergerCo of any shares of Company Common Stock under the Offer, or seeking to restrain or prohibit the making or consummation of the Offer or the Merger, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Buyer or any of Buyer's subsidiaries of a material portion of the business or assets of the Company or Buyer and its subsidiaries, taken as a whole, or to compel the Company or Buyer to dispose of or hold separate any material portion of the business or assets of the Company or Buyer and its subsidiaries, taken as a whole, in each case as a result of the Offer or the Merger or
                  (iii) seeking to impose material limitations on the ability of Buyer or MergerCo to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock to be accepted for payment pursuant to the Offer including, without limitation, the right to vote such shares of Company Common Stock on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Buyer or any of its subsidiaries from effectively controlling in any material respect any material portion of the business or operations of the Company;

                           (b) there  shall be any  statute,  rule,  regulation,
                  judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that would result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                           (c) any of the  representations and warranties of the
                  Company and its Subsidiaries contained in this Agreement shall not be true and correct at and as of the date of consummation of the Offer (except to the extent such representations and warranties speak to an earlier date), as if made at and as of the date of consummation of the Offer, in each case except as contemplated or permitted by this Agreement and except, in the case of any such breach when such breach would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company or materially affect the ability of the Company to consummate the Merger or the Offeror to accept for payment or pay for shares of Company Common Stock pursuant to the Offer;

                           (d) the  Company  shall have  failed to  perform  the
                  obligations required to be performed by it under this Agreement at or prior to the date of expiration of the Offer, including but not limited to its obligations pursuant to
                  Section 7.6 hereof, except for such failures to perform as have not had or would not individually or in the aggregate, have a Material Adverse Effect with respect to the Company or materially adversely affect the ability of the Company to consummate the Merger or the Offeror to accept for payment or pay for shares of Company Common Stock pursuant to the Offer;

                           (e) the  Board of  Directors  of the  Company  or any
                  committee thereof shall have (i) withdrawn, modified or amended in any respect adverse to Buyer or MergerCo its approval or recommendation of the Offer or the Merger, (ii) recommended or approved any Transaction Proposal from a person other than Buyer, MergerCo or any of their respective affiliates (iii) failed to publicly announce, within ten (10) business days after the occurrence of a Transaction Proposal, its opposition to such Transaction Proposal, or amended, modified or withdrawn its opposition to any Transaction
                  Proposal in any manner adverse to Buyer or MergerCo or (iv) resolved to do any of the foregoing;

     (f) this Agreement shall have been terminated in accordance with its terms; or

which, in the good faith judgment of Buyer or MergerCo, in its sole discretion, make it inadvisable to proceed with such acceptance of shares of Company Common Stock for payment or the payment therefor.